AmeriGas Investor Presentation May 2026 Highly Confidential

About This Presentation About This Presentation Recipients of this presentation (each, a “Recipient”) should carefully review the offering memorandum relating to the offering of the notes described herein, including the risk factors in that offering memorandum, before making any investment decision. This presentation is not an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sales of securities of AmeriGas Partners, L.P. (the “Partnership”) and AmeriGas Finance Corp. (collectively, the “Issuers”) or any of their respective subsidiaries in any jurisdiction in which the offer, solicitation or sale would be unlawful. The notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws. Accordingly, the notes described herein will be offered only to persons reasonably believed to be qualified institutional buyers as defined under Rule 144A under the Act or non-U.S. persons pursuant to Regulation S under the Act. Securities may not be offered or sold in the United States or to U.S. persons unless they are registered or exempt from registration under the Act. The Recipient acknowledges that the Issuers consider this presentation and all information contained herein to include confidential, sensitive and proprietary information and agrees that it shall use reasonable precautions in accordance with its established procedures to keep the presentation and all information contained herein confidential and shall not use any such information for any purpose other than evaluating the Issuers and the notes referred to in this presentation. This confidentiality undertaking is intended to be for the benefit of the Issuers and is enforceable by the Issuers. The information contained in this presentation (including forward-looking statements) are made as of the date of the presentation unless otherwise stated herein. They are subject to change without notice and neither the Issuers nor any other person is under any obligation to update or keep current the information contained in this document and neither the Issuers nor any other person intends to update or otherwise revise such information (including any forward looking statements) to reflect the occurrence of future events or developments even if any of the assumptions, judgments and estimates on which the information contained herein is based prove to be incorrect, made in error or become outdated. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk. The Issuers, and their respective affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise arising in connection with this document. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based upon management's current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth and demand, future business plans and costs and potential liability for environmental-related matters. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “estimates,” “plans to” and similar expressions. These statements include our belief regarding market conditions and growth rates, as well as general economic conditions. Readers are cautioned not to place undue reliance on forward-looking statements. By its very nature, forward-looking information involves numerous assumptions, risks and uncertainties, both general and specific. Should one or more of these risks and uncertainties materialize or should underlying assumptions prove incorrect, as many important factors are beyond our control, our actual performance and financial results may vary materially from those estimates and intentions contemplated, expressed or implied in the forward-looking information. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. The Partnership’s fiscal years end on September 30 of each year. Market data and industry information used throughout this presentation are based on management's knowledge of the industry and the good faith estimates of management. Management also relied, to the extent available, upon management's review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this Presentation are generally reliable, such information, which is derived in part from management's estimates and beliefs, is inherently uncertain and imprecise. No representations or warranties are made by the Issuers or any of their respective affiliates as to the accuracy of any such statements or projections. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States ("GAAP"), which are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. A reconciliation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 2 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Agenda I. Transaction Overview II. Business Overview III. Key Credit Highlights IV.Financial Overview V. Q&A Appendix

I. Transaction Overview

Transaction Overview

Sources	($M)
New Senior Notes	$500
Equity Contribution [1]	300
Cash from Balance Sheet	55
Total Sources	**$855**

Uses	($M)
Tender for 5.750% Senior Notes due 2027	$512
Tender for 9.375% Senior Notes due 2028	175
Repay Intercompany Loan from UGII	150
Estimated Transaction Fees & Expenses [2]	8
Estimated Tender Premiums [3]	10
Total Uses [4]	**$855**

AmeriGas intends to use proceeds, along with a $300 million cash equity contribution from AmeriGas' parent, originally funded by UGI International, LLC ("UGII"), and cash from the Balance Sheet, to (i) fund the Tender Offer for any and all of its 5.750% Senior Notes due 2027 and the redemption of any such Notes not tendered, (ii) fund the Tender Offer up to the Tender Cap of its 9.375% Senior Notes due 2028, (iii) repay the intercompany loan from UGII, and (iv) pay transaction-related fees and expenses

($M)	As of 3/31/2026	As Adjusted 3/31/2026
Cash & Cash Equivalents [5]	$99	$44
$300M ABL Revolver due 2029 [5, 6]	$0	$0
Total Secured Debt	**$0**	**$0**
5.750% Senior Notes due 2027	512	-
9.375% Senior Notes due 2028	493	318
9.500% Senior Notes due 2030	550	550
New Senior Notes due 2031	-	*500*
Total Senior Debt	**$1,555**	**$1,368**
Intercompany Loan due 2027 [7]	150	-
Unamortized Debt Issuance Costs	(12)	(18)
Total Debt	**$1,693**	**$1,350**
Total Net Debt	**$1,594**	**$1,306**
LTM Q2 FY26 Adj. EBITDA [8]	**$340**	**$340**
Total Debt / LTM Adj. EBITDA	**5.0x**	**4.0x**
Total Net Debt / LTM Adj. EBITDA	**4.7x**	**3.8x**

Note: AmeriGas has a Fiscal Year end of September 30. 1. Represents a previously-disclosed $300 million cash equity contribution to AmeriGas Partners which was made prior to the proposed transaction. 2. Consists of our estimate of fees and expenses associated with this offering, including initial purchaser commissions and discounts, underwriting and other financing fees, any original issue discount, and other transaction costs and professional fees. 3. Tender premiums estimated at $10M assuming taking out the May-27 Senior Notes and $175M of the May-28 Senior Notes in May 2026. 4. Excludes accrued and unpaid interest due on expected settlement date. 5. As of May 6, 2026 we estimate that we had cash and cash equivalents of $118 million and no outstanding borrowings under the AmeriGas Senior Secured Revolving Credit Facility. 6. ABL balance reflects total capacity of $269M, with $268M available after deducting $0M drawings and $1M outstanding LCs. 7. $221M was borrowed from UGII on 2/4/2025, used to redeem 5.500% Senior Notes due 2025, and is subordinated. 8. Adjusted EBITDA is calculated in accordance with UGI's reported segment information and is a non-GAAP measure. See Appendix for reconciliation.

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Summary Terms Co-Issuers AmeriGas Partners, L.P. and AmeriGas Finance Corp. (collectively, the “Issuers”) (same as existing Senior Notes due 2030) Issue $500 million Senior Notes due 2031 Expected Issue Ratings B1 (Moody’s) / BB- (Fitch) Use of Proceeds Proceeds from this offering, along with a previously disclosed $300 million cash equity contribution from its parent, originally funded by UGI International, LLC, a wholly owned indirect subsidiary of UGI Corporation, and cash from the Balance Sheet, will be used to (i) fund the Tender Offer for any and all of our 5.750% Senior Notes due 2027 and the redemption of any such Notes not tendered, (ii) fund the Tender Offer up to the Tender Cap of our 9.375% Senior Notes due 2028, (iii) repay the intercompany loan from UGII, and (iv) pay transaction-related fees and expenses Tenor 5 Years (2031) Optional Redemption Non-callable for 2 years (2028), redeemable at 50% of coupon, 25% of coupon, and par thereafter T + 50 bps make-whole call during non-call period Equity Clawback For the first 2 years post-issue, up to 40% of the notes at par plus the coupon with equity proceeds (same as existing Senior Notes due 2030) Change of Control 101% of principal plus accrued interest (same as existing Senior Notes due 2030) Covenants Similar to existing Senior Notes due 2030 Distribution 144A / Reg. S (without registration rights) 6 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Debt Maturity Profile Debt Maturity Profile Pre-Transaction ($M) The proposed transaction will clear AmeriGas’ maturity profile into 2028, eliminate the intercompany loan and reduce debt, allowing the business to generate free cash flow with the goal to further de-lever going forward Note: Information as of 3/31/2026 in both periods (Pre-Transaction and Pro Forma). Undrawn Revolver as of 3/31/2026 computed as total capacity (Borrowing Base) of $269M minus Revolver drawn of $0M and Letters of Credit Outstanding of $1M. $373 $550 $500 $268 $512 $493 $550 $150 2026 2027 2028 2029 2030 2031 Pro Forma for the Transaction ($M) $268 $318 $550 $500 2026 2027 2028 2029 2030 2031 ABL Revolver (Drawn) ABL Revolver (Undrawn) Senior Notes Intercompany Loan New Senior Notes 7 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Sean O’Brien Chief Financial Officer, UGI Corp Jason Rich VP & Treasurer, UGI Corp Michael Sharp President, AmeriGas Presenters Presenters

II. Business Overview

AmeriGas Overview

Highlights

- **Largest retail LPG distributor in the US** with broad geographic footprint serving customers in 50 states[1,2]
- Serving **1+ million customers through ~1,390 retail distribution locations[2]**
- ~92% of gallons sold to **retail accounts**; ~8% to **wholesale accounts[2]**
- Robust **transportation and logistics infrastructure** provides flexibility and supply reliability
- Track record of **margin management** through various markets
- Digital **customer service and delivery** platforms





Bulk Distribution

~840,000 tanks with typical capacities of >120 gallons[2]



Cylinder Exchange

Portable tanks for barbecues and outdoor heating



National Accounts

Utilizing scale to serve regional and national customers

1. Based on the volume of propane gallons distributed annually. 2. As of September 30, 2025.

10 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

AmeriGas

Strategically Located Assets Diversified Supply Channels Strategically Located Assets & Diversified Supply Channels West • Diverse supplier base as AmeriGas holds contracts with a variety of suppliers to ensure reliability and efficiency • 93% of propane supply was purchased with terms of 1-3 years • Utilizes a combination of increased regional storage as well as rail and transport supply from different origins to offset localized supply/demand imbalances • Uses interstate pipelines, railroad tank cars, delivery trucks and barges, to transport propane from suppliers to storage and distribution facilities • Stores propane at various storage facilities and terminals located in strategic areas across the U.S. Midwest Northeast Southeast South Central Terminal Storage Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. Third Party Storage 11

Milestones on the Operational Transformation

Achieving sustainable operational improvements through 18 active workstreams[1] across multiple focus areas that better position the business to capitalize on sustained market demand.

Operational Improvements: YTD FY26 compared to YTD FY24

Safety	Operations	Customer Satisfaction
▼ 49% RI Rate	▼ 27% % Out of Gas[2]	▼ 32% Call Volume
▼ 52% LTI Rate	▼ 18% % Zero Fill Stops	▼ 2% Average Handle Time
▼ 25% AVI Rate	▼ 8% Miles Driven	▲ 67% Net Promoter Score

Measurable Outcomes: YTD FY26 compared to YTD FY24

▼ 1% Retail Gallons[3]	▼ 2% OPEX	▲ 9% EBIT

Key Initiatives to Unlock Intrinsic Value[1]

Recently Completed

- U.S. Call Centers — Fully Reshored ✓
- Route Optimization — Implemented ✓

In Progress

- Customer Segmentation, Pricing & Billing
- Service Operations Improvement
- Supply Chain & Inventory Modernization

1. This reflects active workstreams as of Q2 FY2026. Additional improvement opportunities are actively evaluated on an ongoing basis. 2. Q2 FY26 compared to Q2 FY24. 3. Adjusted to exclude LPG operations in Hawaii divested in September 2025.

12 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

AmeriGas

III. Key Credit Highlights

T Serving a Diverse Customer Base with Limited Customer Concentration Well-Structured Customer Contracts Reliable Margin Management Financial Policy Focused on Balance Sheet Strength UGI Ownership Creates Structural Advantages for AmeriGas Experienced and Proven Management Team Market Leading ScaleI Key Credit Highlights Key Credit Highlights NTD for WF: should we add something about the benefits of being in the UGI family? Not sure “parent support” is the right framing, but AG has this advantage compared to peers. Could you draft up a potential slide? II III IV V VI VII 14 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

• Market leading scale and efficiency • Largest pure-play propane provider with a national footprint • Drives operational efficiencies, cost leadership, and enhanced service reliability • Fragmented market • After the top five propane providers, the next 43 players make up less than 20% of the total market1 • Fragmented market provides opportunity for low-risk growth Market Leading Scale Market Leading ScaleI 1. Based on 2024 retail propane gallon sales. | Source: LPG magazine 15 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

II Serving a Diverse Customer Base with Limited Customer Concentration









Commercial & Industrial

Fuel entire jobsite with propane, from keeping crew warm to running equipment

Residential

Commonly used for home heating, water heating & cooking purposes

Motor Fuel

Internal combustion engines that power school buses & other over-the-road vehicles, forklifts & stationary engines

Agriculture & Transport

Tobacco curing, chicken brooding, crop drying, and orchard heating

Customer Overview

- AmeriGas' largest volume comes from commercial and industrial customers, followed by residential customers
- With the exception of one customer representing 5% of AmeriGas' consolidated revenues, no single customer represents more than 5% of our consolidated revenues for AmeriGas

LPG Volume Sold by Customer Type


FY25
42%
28%
22%
8%
Commercial and Industrial
Residential
Motor Fuel
Agricultural and Transport

16 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

AmeriGas

50% 28% 22% FY25 • Prices calculated based on the applicable index which moves with the LPG spot market • Primary indices are Mont Belvieu and Conway Stated Price / Market • Price updated at the companies’ discretion based on commodity market changes Fixed Price / Contract Fixed • Prices contractually established with customers; volume commitments included in customer contracts • Disciplined and risk mitigating commodity hedging strategy The majority of our contracts have pass-through structures which enable recovery over the long-term despite the potential for short-term lags in covering higher commodity cost. Contract Types by Volume Formula-Based / Contract Floating Well-Structured Customer Contracts Well-Structured Customer ContractsIII AmeriGas has adopted risk management practices to reduce the effect of volatility on selling prices, including the use of summer storage, forward purchases and derivative commodity instruments Hedging Strategy Note: The information on this page is as of September 30, 2025. | Source: Company Financials 17 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

IV

Reliable Margin Management

Areas of Focus

Effective Margin Management

Streamlined Delivery Channels

Building Towards Operational & Commercial Excellence

Data analytics for Customer Retention, Superior Service and Enhanced Experience

Historical Unit Margins at AmeriGas Propane Demonstrate Margin Stability



$1.41
$1.47
$1.52
$1.60
FY23
FY24
FY25
LTM Q2 FY26
Adjusted Unit Margin per Gallon

Note: Adjusted Unit Margin per Gallon is a non-GAAP measure. See Appendix for reconciliation. | Source: Company Financials

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AmeriGas

Financial Policy Focused on Balance Sheet Strength Financial Policy Focused on Balance Sheet StrengthV AmeriGas is focused on maintaining a strong balance sheet and further enhancing its credit profile through prudent capital deployment ✓ The $300 million Equity Contribution affirms the progress of AmeriGas’ transformation and its outlook, providing a one-time balance sheet enhancement to significantly reduce leverage ✓ Equity Contribution positions AmeriGas net leverage below domestic propane peers Equity Contribution ✓ Minimal usage under existing ABL Revolver supporting healthy liquidity profile Liquidity ✓ Prioritizing debt repayment out of free cash flow and management of near-term maturity profile with no parent distributions planned for Fiscal 2026 ✓ Well-positioned to sustainably de-lever to management’s new target range of 3.25x – 3.75x ✓ Focus on allocating capital only to projects and transactions that fit within our strategic framework Leverage/Capital Allocation Can you add a Pro Forma leverage comparison and Issuer Rating comparison between AmeriGas and “no name” propane peers (i.e. Peer 1, Peer 2,, etc.) to show relative strength? 19 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

AmeriGas is Well-Capitalized Relative Peers

LTM Total Leverage



Corporate Ratings[2]
Ba3 / NR / BB-
Positive / NR / Stable
4.0x
AmeriGas[1]
(Pro Forma)
Ba3 / BB- / NR
Stable / Stable / NR
4.4x
Peer 1
B2 / B / NR
Stable / Stable / NR
4.6x
Peer 2
Ba2 / BB- / NR
Negative / Stable / NR
3.7x
Peer 3

1. Represents pro forma gross leverage using LTM Q2 2026A Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure and is calculated in accordance with UGI's reported segment information. See Appendix for reconciliation. | 2. Reflects Moody's / S&P / Fitch. | Source: Company Financials

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VI UGI Ownership Creates Structural Advantages for AmeriGas

A part of UGI's larger Global LPG platform, providing flexibility and shared expertise

Portfolio Optimization and Strategic Discipline


Driving operational excellence throughout our business to unlock intrinsic value
UGI
CORPORATION

Continued Focus On Debt Reduction

Enhanced Risk Management Capabilities

Procurement & Logistics Scale

Scalable Growth Platform

21
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AmeriGas

VII Experienced and Proven Management Team

Name		Biography
Bob Flexon *President and CEO, UGI*		▪ Assumed the current role on November 1, 2024 ▪ Other current positions include Chair of the Board of Nexus Water Group and Chair of the Board of Capstone Green Energy Holdings ▪ Prior to UGI, he served as the Chair of the Board of Capstone Green Energy Holdings (2021–2024), Chair of the Board of Directors of PG&E Corporation (2020–2024) and as Director, Interim President and CEO for Capstone (2023–2024) ▪ Mr. Flexon previously served as President and Chief Executive Officer and Director of Dynegy Inc. (2011 to 2018). Prior to his service with Dynegy, Mr. Flexon was UGI's Chief Financial Officer (February 2011 to July 2011) ▪ Mr. Flexon held various roles with Foster Wheeler and NRG Energy, Inc. ▪ He is a CPA and holds a BSc. in Accounting from Villanova University
Sean O'Brien *CFO, UGI*		▪ Assumed the current role on April 11, 2023 ▪ He has over 25 years of financial experience and energy industry experience ▪ Prior to UGI, he held various leadership positions at DCP Midstream including Group VP and CFO (2012–2023), SVP, Treasurer (2011–2012) and VP, Financial Planning and Analysis (2009–2011) ▪ He is a CPA and holds a BBA in Accounting from Temple University
Michael Sharp *President, AmeriGas*		▪ Assumed the current role on December 30, 2024 ▪ He joined AmeriGas from Talen Energy, LLC where he has served as Vice President of Asset Management since 2023 ▪ Prior to Talen Energy, Mr. Sharp held several senior leadership positions, including Chief Operations Officer at Virgin Islands Water & Power Authority, Senior Vice President of Commercial Asset Management at Dynegy, and General Manager of Commercial Generation for Duke Energy ▪ He holds a BSc. from University of Cincinnati, Master of Business Administration from Xavier University and a Master's of Finance from Vanderbilt University
Jason Rich *Treasurer, UGI*		▪ Assumed the current role on October 12, 2023 ▪ Mr. Rich joined UGI in 2015 and before his time as Treasurer, he served as Assistant Treasurer where he was responsible for debt capital markets, cash management, foreign exchange and interest rate risk management, bank relationships, revolving credit facilities and rating agency relationships ▪ Prior to joining UGI, Mr. Rich served in various treasury and finance roles of progressing responsibility at Wawa, Inc., Sunoco Logistics, and Sunoco, Inc ▪ He holds a BSc. in Business Administration from Drexel University and a Master of Business Administration from Villanova University

Experienced and proven management team with strong track record of success, leading transformative strategies

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AmeriGas

IV. Financial Overview

Resilience through FY26, building upon Operational Advances

Recent EBIT Performance – FY24 Comparison with FY25 and YTD FY25[1] Comparison with YTD FY26[1]

($ in Million)

FY24 vs FY25



Retail Gallons Sold: 737 million
Retail Gallons Sold: 733 million
$142
$10
$9
$-
$5
$166
FY24 EBIT
Total Margin
OPEX
D&A
Other
FY25 EBIT

Key Drivers

- ▼ Retail gallons sold slightly decreased during FY25 as the impact from continuing customer attrition was substantially offset by the effects of the colder weather
- ▲ Total margin increase largely reflects higher average retail propane unit margins ($30 million), partially offset by lower fee income ($12 million) and the lower retail propane volumes sold ($6 million)
- ▲ Lower OPEX reflect, among other things, lower uncollectible accounts expense and lower vehicle expenses
- ▲ Higher other operating income mainly resulting from higher gains on sales of fixed assets

Weather

Vs. Normal
1.3% (warmer)

Vs. PY
6.3% (colder)

Legend: Increase | Decrease

YTD Q2 FY25 vs YTD Q2 FY26



Retail Gallons Sold: 473 million
Retail Gallons Sold: 461 million
$228
$4
($10)
$5
$1
$228
YTD FY25 EBIT
Total Margin
OPEX
D&A
Other
YTD FY26 EBIT

Key Drivers

- ▼ Retail gallons decreased 3% as colder weather in the Eastern U.S. was more than offset by the warmer weather in the Western U.S., the sale of the LPG operations in Hawaii; and continuing customer attrition. Weather-adjusted retail gallons, excluding divested operations, were comparable
- ▲ Total margin increased as the impact from higher average retail propane unit margins ($25 million) was largely offset by the lower retail propane volumes sold ($18 million) and lower fee income
- ▼ OPEX increased largely due to continued investment in customer-facing initiatives resulting in higher compensation and advertising expenses

Weather

Vs. Normal
0.9% (warmer)

Vs. PY
0.4% (colder)

Legend: Colder | Warmer

Total margin represents total revenue less total cost of sales. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. | 1. YTD signifies the 6-month period ending March 31. | Source: Company Financials

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YTD Q2 FY26 Financial Results (1/2)

Adjusted Total Margin ($M)[1]


$793
$797
YTD Q2 FY25
YTD Q2 FY26

Total Volume (million gallons)


Wholesale
Retail
524
51
473
486
25
461
YTD Q2 FY25
YTD Q2 FY26

Adjusted Unit Margin Per Gallon[1]


$1.51
$1.64
YTD Q2 FY25
YTD Q2 FY26

Adjusted EBITDA Per Gallon[1]


$0.61
$0.65
YTD Q2 FY25
YTD Q2 FY26

1. Adjusted Total Margin, Adjusted Unit Margin per Gallon and Adjusted EBITDA per Gallon are non-GAAP measures. See Appendix for reconciliation. | Source: Company Financials

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YTD Q2 FY26 Financial Results (2/2) 1. Adjusted EBITDA is a non-GAAP measure and is calculated in accordance with UGI’s reported segment information. See Appendix for reconciliation. 2. Free Cash Flow defined as Adjusted EBTIDA less Capital Expenditures. This is a non-GAAP measure. See Appendix for reconciliation. | Source: Company Financials Adjusted EBITDA ($M)1 Free Cash Flow ($M)2 Capital Expenditures ($M) Total Leverage3 $279 $255 YTD Q2 FY25 YTD Q2 FY26 $318 $314 YTD Q2 FY25 YTD Q2 FY26 26 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. | 3. Total Debt reflects long-term debt (including current maturities) and short-term borrowings.

Historical Performance (1/2) 1. Adjusted Total Margin, Adjusted Unit Margin per Gallon and Adjusted EBITDA per Gallon are non-GAAP measures. See Appendix for reconciliation. | Source: Company Financials Adjusted Total Margin ($M)1 Adjusted Unit Margin Per Gallon1 Total Volume (million gallons) Adjusted EBITDA Per Gallon1 $1,318 $1,212 $1,222 $1,226 FY23 FY24 FY25 LTM Q2 FY26 823 737 733 721 115 90 69 43 938 827 802 764 FY23 FY24 FY25 LTM Q2 FY26 Wholesale Retail $1.41 $1.47 $1.52 $1.60 FY23 FY24 FY25 LTM Q2 FY26 $0.45 $0.39 $0.43 $0.45 FY23 FY24 FY25 LTM Q2 FY26 27 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Historical Performance (2/2)

Adjusted EBITDA ($M)[1]


$423
$320
$344
$340
FY23
FY24
FY25
LTM Q2 FY26

Capital Expenditures ($M)


$134
$86
$81
$101
FY23
FY24
FY25
LTM Q2 FY26

Free Cash Flow ($M)[2]


$289
$234
$263
$239
FY23
FY24
FY25
LTM Q2 FY26

Total Leverage[3] / Net Leverage[4]


5.6x 5.5x
6.0x 6.0x
5.1x 4.9x
5.0x 4.7x
FY23
FY24
FY25
LTM Q2 FY26
Total Leverage
Net Leverage

1. Adjusted EBITDA is a non-GAAP measure and is calculated in accordance with UGI's reported segment information. See Appendix for reconciliation. 2. Free Cash Flow defined as Adjusted EBTIDA less Capital Expenditures. This is a non-GAAP measure. See Appendix for reconciliation. 3. Calculated as Total Debt divided by Adjusted EBITDA, Total Debt reflects long-term debt (including current maturities) and short-term borrowings. 4. Calculated as Net Debt divided by Adjusted EBITDA, Net Debt reflects long-term debt (including current maturities) and short-term borrowings less Cash and Cash Equivalents. | Source: Company Financials

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V. Q&A

APPENDIX APPENDIX

UGI Corporation at a Glance UGI Corporation at a Glance 1. After giving effect to the closed and announced dispositions from January 2026. 2. As of September 30, 2025. UGI Corporation is a distributor and marketer of energy products and services, including natural gas, LPG, electricity and renewable energy solutions. Our Segments 10 Countries1 9,400 Employees2 2.4 million Customers2 31 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Commentary • Resilient demand and diversified end-markets • LPG demand remains stable across cycles, with ~76% demand driven by residential and commercial needs • Strategic Geographic Positioning • The Midwest region leads in demand with residential and agriculture needs • The top demand drivers across the South, West and Northeast regions are residential and commercial needs 2024 U.S. Propane Sales Volume by End-use Sectors LPG Market Overview LPG Market Overview 1. LPG includes sum of propane, butane, isobutane. | Source: Frost & Sullivan and EIA 2024 U.S. Retail Propane Sales by Region 3,159 2,433 1,628 1,590 500 0 1,000 1,500 2,000 2,500 3,000 3,500 Midwest South West Northeast (m ill io ns o f g a llo ns ) U.S. Demand for LPG1 0 1,400 1,200 1,000 800 600 400 200 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (' 0 0 0 b b l/ d ) 53% 23% 3% 9% 4% 8% Residential Commercial Industrial (Non-forklift) Agriculture Cylinder Market Internal Combustion 32 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

Non-GAAP Reconciliations (1/2) Non-GAAP Reconciliations (1/2) Source: Company Financials 33 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons. ($ in millions) 12M Ended March 31, Adjusted EBITDA Reconciliation: 2023 2024 2025 2025 2026 2026 Net income (loss) attributable to AmeriGas Partners, L.P. ($616) ($243) $29 $168 $171 $32 Add: Income tax expense (benefit) - 3 2 - - 2 Add: Interest expense 163 156 144 70 75 149 Add: Depreciation and amortization 177 178 178 90 85 173 EBITDA ($276) $94 $353 $328 $331 $356 Add: (Gain) loss on MTM commodity derivatives 16 (21) (1) (10) (17) (8) Add: Impairment of goodwill 650 213 - - - - Add: Restructuring costs - 1 - - - - Add: AmeriGas operations enhancement for growth project 24 25 - - - - Add: Loss on extinguishment of debt 9 8 9 - - 9 Subtract: Gain on disposal of business - - (17) - - (17) Adjusted EBITDA $423 $320 $344 $318 $314 $340 12M Ended March 31, 2023 2024 2025 2025 2026 2026 Adjusted EBITDA $423 $320 $344 $318 $314 $340 Less: Capital expenditures 134 86 81 39 59 101 Free Cash Flow $289 $234 $263 $279 $255 $239 6M Ended March 31, Year Ended September 30, 6M Ended March 31, Year Ended September 30,

Non-GAAP Reconciliations (2/2)

($ in millions)	Year Ended September 30,			6M Ended March 31,		12M Ended March 31,
Adjusted Total Margin:	2023	2024	2025	2025	2026	2026
Total Revenues	**$2,581**	**$2,271**	**$2,276**	**$1,475**	**$1,359**	**$2,160**
Cost of sales - propane (excl. depreciation and amortization)	(1,187)	(965)	(984)	(637)	(517)	(864)
Cost of sales - other (excl. depreciation and amortization)	(92)	(73)	(69)	(35)	(28)	(62)
Total Margin	**$1,302**	**$1,233**	**$1,223**	**$803**	**$814**	**$1,234**
Add: (Gain) loss on MTM commodity derivatives	16	(21)	(1)	(10)	(17)	(8)
Adjusted Total Margin	**$1,318**	**$1,212**	**$1,222**	**$793**	**$797**	**$1,226**

	Year Ended September 30,			6M Ended March 31,		12M Ended March 31,
Adjusted Unit Margin per Gallon:	2023	2024	2025	2025	2026	2026
Adjusted Total Margin	**$1,318**	**$1,212**	**$1,222**	**$793**	**$797**	**$1,226**
Total gallons sold (millions)	938	827	802	524	486	764
Adjusted Unit Margin per Gallon	**$1.41**	**$1.47**	**$1.52**	**$1.51**	**$1.64**	**$1.60**

	Year Ended September 30,			6M Ended March 31,		12M Ended March 31,
Adjusted EBITDA per Gallon:	2023	2024	2025	2025	2026	2026
Adjusted EBITDA	**$423**	**$320**	**$344**	**$318**	**$314**	**$340**
Total gallons sold (millions)	938	827	802	524	486	764
Adjusted EBITDA per Gallon	**$0.45**	**$0.39**	**$0.43**	**$0.61**	**$0.65**	**$0.45**

Source: *Company Financials*

34 Confidential Presentation. These materials are not to be printed, downloaded or distributed. These materials are only available to QIBs and non-US persons.

AmeriGas